Exhibit 99.1

Ask Jeeves Reports Fourth Quarter and Full-Year 2004 Results

-Ask Jeeves posts fourth quarter revenues of $86.1 million-

-Fourth quarter pro forma income of $0.35 per share-

-Fourth quarter GAAP net income of $0.25 per share-

OAKLAND, Calif., February 3, 2005 — Ask Jeeves, Inc. (Nasdaq: ASKJ; “the Company”) today reported results for the fourth quarter and full year ended December 31, 2004.

Revenues for the quarter ended December 31, 2004 were $86.1 million. These fourth quarter results represent 170% growth over revenues of $31.8 million for the comparable year-ago quarter.

“In the fourth quarter Ask Jeeves once again showed strong growth – financially, from a traffic standpoint, and in terms of our products,” said Steve Berkowitz, Ask Jeeves’ CEO. “This quarter was the culmination of a great year for the Company. We launched many innovative features and products to make searching easier and more useful. Users responded positively, leading to gains in both reach and frequency. In 2005, we plan to continue to outgrow the search market as a whole as we roll out new products, build on the differentiation of our core technologies, and expand globally.”

Pro forma income from continuing operations for the fourth quarter was $24.2 million, or $0.35 per share. For the comparable year-ago quarter, Ask Jeeves’ pro forma income from continuing operations was $8.2 million, or $0.14 per share. Pro forma results contained in this release exclude items described below and should be evaluated in light of the Company’s financial results prepared in accordance with GAAP. Under GAAP, Ask Jeeves’ income from continuing operations for the fourth quarter of 2004 was $17.1 million, or $0.25 per share. This compares to income from continuing operations on a GAAP basis of $7.6 million, or $0.13 per share, for the comparable year-ago quarter. Cash, cash equivalents and marketable securities totaled $109.7 million on December 31, 2004.

Revenues for the year ended December 31, 2004 were $261.3 million. These 2004 revenues represent 144% growth over revenues of $107.3 million for 2003. Pro forma income from continuing operations for 2004 was $71.1 million, or $1.08 per share, compared to pro forma income from continuing operations of $22.0 million, or $0.40 per share, for 2003. Under GAAP, Ask Jeeves’ income from continuing operations for 2004 was $52.4 million, or $0.80 per share. This compares to income from continuing operations on a GAAP basis of $24.8 million, or $0.45 per share, for 2003.

Ask Jeeves completed its acquisition of Interactive Search Holdings, Inc. (ISH) on May 6, 2004. Accordingly, the Company’s 2004 results include the financial results of the ISH properties after the closing date. Unless otherwise indicated, all financial, pro forma and other metrics in this release are based on Ask Jeeves’ continuing operations. Continuing operations exclude results from the Jeeves Solutions division which was sold on July 1, 2003.

Business Outlook

The following business outlook contains forward-looking statements describing management’s current expectations for the future. The matters discussed in these forward-looking statements are subject to numerous assumptions, risks and uncertainties, some of which are listed or referred to in the cautionary note below.

“We are very pleased as we enter 2005,” said Steve Sordello, Ask Jeeves’ CFO. “Our key volume, pricing and productivity metrics are positive. We’re generating cash and strengthening our balance sheet while investing in our brands, technologies and infrastructure. Looking ahead, we continue to be excited about our opportunity to capitalize on the growing search market.”

First Quarter 2005

For the first quarter of 2005, Ask Jeeves anticipates revenues of $94 million and pro forma income of approximately $23.8 million, or $0.34 per share. Ask Jeeves anticipates that GAAP net income for the first quarter will be $0.24 per share. The anticipated difference between first quarter GAAP basis net income and pro forma income results primarily from non-cash amortization of intangible assets. The earnings per share forecast assumes a share count of 70 million shares.

2005 Business Outlook

For the full year ahead, Ask Jeeves currently anticipates revenues of approximately $380 to $395 million and pro forma income of approximately $1.30 to $1.45 per share. GAAP net income is expected to be $0.90 to $1.05 per share. The guidance excludes the effects of the change in accounting for stock-based compensation, which comes into effect later this year. Guidance should be considered in light of the risks referred to in the cautionary note below.

Pro Forma Results

Ask Jeeves’ pro forma results are calculated by adjusting GAAP income from continuing operations to exclude the effects of items that management believes are not directly related to the underlying performance of Ask Jeeves’ core business operations. A table reconciling the Company’s pro forma income from continuing operations to GAAP income from continuing operations is included with the condensed consolidated financial statements attached to this release. The principal differences between the Company’s pro forma results and GAAP results are exclusion of amortization of goodwill and other assets, stock-based compensation, impairment of long-lived assets, restructuring costs, gain on acquisition of its UK joint venture and the gain on dissolution of another joint venture. Please refer to the reconciliation table for a full list of the adjustments. The anticipated difference between GAAP-basis net income and pro forma income for 2005 results primarily from non-cash amortization of intangible assets. Ask Jeeves’ pro forma measures should be considered in addition to and not as a substitute for, nor superior to measures of financial performance prepared in accordance with GAAP.

Conference Call Scheduled for 5 p.m. Eastern time on February 3, 2005

Ask Jeeves will hold a conference call to discuss its fourth quarter and full-year 2004 results, and its business outlook for the first quarter and the year 2005, at 5 p.m. Eastern time on February 3, 2005. A more-detailed outlook will be presented on the call than is contained in this release. Interested persons can listen to a live broadcast of the conference call on the Internet at www.irconnect.com/askjinc/index.html. To listen to the live call, go to the web site at least fifteen minutes prior to the start time to download and install the necessary audio software. For those unable to listen to the live broadcast, a replay will be available one hour after the conclusion of the call at the same site, under the category “earnings releases” for a period of three months. The financial and statistical information to be discussed during the conference call will be posted on Ask Jeeves Web site at the above address.

Cautionary Note Regarding Forward-looking Statements

This press release contains forward-looking statements. All statements regarding the future are forward-looking statements, including those statements regarding the Company’s potential for future growth, the Company’s anticipated increase in investment in its business, the Company’s plans to continue to innovate and improve and all expectations regarding financial forecasts including revenue and productivity metrics, cash flow, net income, pro forma income, revenue growth and pro forma earnings per share of the Company in the future. The forward-looking guidance provided in this press release is subject to numerous assumptions, risks and other uncertainties and is based on limited information available to Ask Jeeves at this time, which is subject to change. Ask Jeeves’ actual results in the future may differ materially from management’s current expectations. Although management’s expectations may change after the date of this release, Ask Jeeves undertakes no obligation to revise or update the guidance above. The lack of any revision or update is not meant to imply continued affirmation of the guidance.

Factors that might cause or contribute to such differences include, but are not limited to: Ask Jeeves’ dependence on a third-party paid placement provider; the risk that acquisitions might not be integrated successfully; the risk of further vertical consolidation in the Internet search and keyword advertising markets; risks associated with rapid technological change; risks that innovations by competitors might cause Ask Jeeves’ user base to migrate to other search engines, or that Ask Jeeves search volume might otherwise decline; risks associated with relying on third parties for search toolbar distribution; the risk that companies’ internet advertising budgets might contract or grow at a slower pace; Ask Jeeves’ dependence on third parties for some types of content, distribution and advertising delivery; potential lack of market acceptance of Ask Jeeves’ advertising products; introduction of new advertising products or search technologies by competitors; declines in the average selling price of Ask Jeeves’ advertising products; and adverse economic conditions in any of the major countries or markets in which Ask Jeeves does business or to which its web content is targeted. As a relatively short announcement, this press release cannot present a full discussion of such risks. Further information on risk factors that could affect Ask Jeeves’ financial results is included in its most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. Ask Jeeves encourages investors to read all of the disclosures in its SEC filings for a broader discussion of important factors that may be material to investors and may affect Ask Jeeves’ business, financial condition and results of operations.

About Ask Jeeves, Inc.

Ask Jeeves, Inc. provides consumers and advertisers with information retrieval products across a diverse portfolio of Web sites, portals and desktop search applications. Ask Jeeves’ search and search-based portal brands include: Ask Jeeves (Ask.com and Ask.co.uk); Ask Jeeves Japan (Ask.jp, a joint venture); Ask Jeeves for Kids (AJKids.com); Excite (excite.com); iWon (iwon.com); My Search (mysearch.com); My Way (myway.com); My Web Search (mywebsearch.com) and Teoma (teoma.com). Ask Jeeves also owns the search technology Teoma, proprietary natural language processing technology, as well as portal and ad serving technologies. In addition to powering several of the Ask Jeeves brands, the Company syndicates its technologies to help companies increase revenue through powerful search. Ask Jeeves’ advertising division, AJinteractive, provides advertisers with targeted tools to reach a broad base of valuable customers. Ask Jeeves, Inc. is headquartered in Oakland, California, with offices throughout the United States, as well as in London, England and Dublin, Ireland. For more information, visit http://www.Ask.com or call 510-985-7400.

NOTE: Ask Jeeves, AJinteractive, Ask.com, Teoma, My Way, My Search, My Web Search, iWon and Excite are trademarks or registered trademarks of Ask Jeeves, Inc

ASK JEEVES, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

		Three Months Ended				Year Ended
		(unaudited)				(unaudited)
	December 31, 2004		December 31, 2003		December 31, 2004		December 31, 2003
Revenues	$86,103	100.0%	$31,834	100.0%	$261,327	100.0%	$107,292	100.0%

Cost of revenues	23,660	27.5%	5,136	16.1%	66,885	25.6%	19,828	18.5%

Gross profit	62,443	72.5%	26,698	83.9%	194,442	74.4%	87,464	81.5%

Operating expenses:

Product development	7,224	8.4%	3,762	11.8%	23,848	9.1%	14,766	13.8%

Sales and marketing	22,690	26.4%	9,639	30.3%	68,550	26.2%	31,901	29.7%

General and administrative	7,354	8.5%	4,982	15.6%	27,225	10.4%	18,369	17.1%

Total pro forma operating expenses	37,268	43.3%	18,383	57.7%	119,623	45.7%	65,036	60.6%

Pro forma operating income	25,175	29.2%	8,315	26.2%	74,819	28.7%	22,428	20.9%

Interest and other income, net	160	0.2%	411	1.3%	967	0.4%	1,446	1.3%

Pro forma income before income tax provision	25,335	29.4%	8,726	27.5%	75,786	29.1%	23,874	22.2%

Income tax provision	1,108	1.3%	483	1.5%	4,694	1.8%	1,891	1.8%

Pro forma income from continuing operations	$24,227	28.1%	$8,243	26.0%	$71,092	27.3%	$21,983	20.4%

Basic pro forma income from continuing operations per share	$0.42		$0.18		$1.32		$0.50

Weighted average shares outstanding used in computing basic pro forma income from continuing operations per share	58,240,478		46,375,914		54,050,461		44,233,461

Diluted pro forma income from continuing operations per share	$0.35		$0.14		$1.08		$0.40

Weighted average shares outstanding used in computing diluted pro forma income from continuing operations per share	69,186,012		58,496,224		65,811,066		54,773,229

Revenues from related parties	$—		$1,131		$2,740		$4,525

RECONCILIATION OF PRO FORMA INCOME FROM CONTINUING OPERATIONS TO GAAP INCOME FROM CONTINUING OPERATIONS

Pro forma income from continuing operations	$24,227		$8,243		$71,092		$21,983
Cost of revenues (1)	(119)		—		(284)		(1)
Amortization of intangible assets (2)	(3,214)		(522)		(8,984)		(2,088)

	(3,333)		(522)		(9,268)		(2,089)

Product Development (1)	(113)		—		(212)		(2)
Sales and marketing (1)	(217)		—		(497)		(1)
General and administrative (1)	(70)		—		(147)		(2)
Amortization of intangible assets (2)	(2)		(7)		(24)		(29)
Transaction costs (3)	—		—		—		(625)

	(72)		(7)		(171)		(656)

Impairment and write off of long-lived assets (4)	—		—		—		(702)
Amortization of intangible assets (5)	(3,329)		—		(8,663)		—
Gain on acquisition and dissolution of joint ventures (6)	—		—		—		6,356
Interest and other income, net (7)	(15)		(76)		149		(104)

Income from continuing operations	$17,148		$7,638		$52,430		$24,785

Notes:

(1).	Adjustments to cost of revenues, product development, sales and marketing, and general and administrative costs relate to amortization of stock based compensation and the write-off of certain office leases.
(2).	Amortization of intangible assets in cost of revenues and general and administrative costs consists of the pro-rata expensing of intangible assets from acquisitions, certain licensing fees, and trademarks.
(3).	Transaction costs in 2003 related to certain merger and acquisition activities that did not come to fruition.
(4).	Impairment and write off of long-lived assets consists primarily of the write-off of obsolete equipment.
(5).	Amortization of intangible assets consists of the amortization of intangible assets from the acquisition of ISH in 2004.
(6).	Gain on acquisition and dissolution of joint ventures in 2003 consists of a gain from the acquisition of our UK joint venture and a gain from the dissolution of our Ask Jeeves en Espanol joint venture.
(7).	The adjustments to interest and other income, net consist of realized gains and losses on investments, losses on disposals of assets, foreign exchange gains and losses, and miscellaneous income.

ASK JEEVES, INC.
PRO FORMA INCOME FROM CONTINUING OPERATIONS TO PRO FORMA EBITDA FROM CONTINUING
OPERATIONS AND GAAP INCOME FROM CONTINUING OPERATIONS
(In thousands, except share and per share data)

		Three Months Ended				Year Ended
		(unaudited)				(unaudited)
	December 31, 2004		December 31, 2003		December 31, 2004		December 31, 2003
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Pro forma income from continuing operations	$24,227	$0.35	$8,243	$0.14	$71,092	$1.08	$21,983	$0.40

Depreciation	3,082	0.04	1,586	0.03	9,788	0.15	6,922	0.13

Interest and other income, net	(160)	—	(411)	(0.01)	(967)	(0.01)	(1,446)	(0.03)

Income tax provision	1,108	0.02	483	0.01	4,694	0.07	1,891	0.03

Pro forma EBITDA from continuing operations	28,257	0.41	9,901	0.17	84,607	1.29	29,350	0.53
Adjustments:
Depreciation	(3,082)	(0.04)	(1,586)	(0.03)	(9,788)	(0.15)	(6,922)	(0.13)
Interest and other income, net	160	—	411	0.01	967	0.01	1,446	0.03
Income tax provision	(1,108)	(0.02)	(483)	(0.01)	(4,694)	(0.07)	(1,891)	(0.03)
Cost of revenues (1)	(119)	—	—	—	(284)	—	(1)	—
Amortization of intangible assets (2)	(3,214)	(0.05)	(522)	(0.01)	(8,984)	(0.14)	(2,088)	(0.04)

	(3,333)	(0.05)	(522)	(0.01)	(9,268)	(0.14)	(2,089)	(0.04)

Product development (1)	(113)	—	—	—	(212)	—	(2)	—
Sales and marketing (1)	(217)	—	—	—	(497)	(0.01)	(1)	—
General and administrative (1)	(70)	—	—	—	(147)	—	(2)	—
Amortization of intangible assets (2)	(2)	—	(7)	—	(24)	—	(29)	—
Transaction costs (3)	—	—	—	—	—	—	(625)	(0.01)

	(72)	—	(7)	—	(171)	—	(656)	(0.01)

Impairment and write off of long-lived assets (4)	—	—	—	—	—	—	(702)	(0.01)
Amortization of intangible assets (5)	(3,329)	(0.05)	—	—	(8,663)	(0.13)	—	—
Gain on acquisition and dissolution of joint ventures (6)	—	—	—	—	—	—	6,356	0.11
Interest and other income, net (7)	(15)	—	(76)	—	149	—	(104)	—

Income from continuing operations	$17,148		$7,638		$52,430		$24,785

Weighted average shares outstanding used in computing diluted income from continuing operations per share	69,186,012	$0.25	58,496,224	$0.13	65,811,066	$0.80	54,773,229	$0.45

Note:	Pro forma EBITDA from continuing operations is defined as pro forma income from continuing operations excluding depreciation, interest and other income, and income tax provision. Footnotes appear on the Pro Forma Condensed Consolidated Statements of Operations.

ASK JEEVES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	(unaudited)		(unaudited)

	2004	2003	2004	2003
Revenues	$86,103	$31,834	$261,327	$107,292

Cost of revenues	26,993	5,658	76,153	21,917

Gross profit	59,110	26,176	185,174	85,375

Operating expenses:
Product development	7,337	3,762	24,060	14,768
Sales and marketing	22,907	9,639	69,047	31,902
General and administrative	7,426	4,989	27,396	19,025
Amortization of intangible assets	3,329	—	8,663	—
Impairment and write-off of long-lived assets	—	—	—	702

Total operating expenses	40,999	18,390	129,166	66,397

Operating income	18,111	7,786	56,008	18,978

Gain on acquisition and dissolution of joint ventures	—	—	—	6,356
Interest income, net	247	411	1,098	1,311
Interest expense	(31)	—	(173)	(165)
Other income, net	(71)	(76)	191	196

Income before income tax provision	18,256	8,121	57,124	26,676

Income tax provision	1,108	483	4,694	1,891

Income from continuing operations	17,148	7,638	52,430	24,785

Discontinued operations:
Loss from discontinued operations	—	—	—	(1,218)
Gain on sale of discontinued operations	351	—	731	2,482

Income from discontinued operations	351	—	731	1,264

Net income	$17,499	$7,638	$53,161	$26,049

Earnings per Share- Basic:
Income from continuing operations	$0.29	$0.16	$0.97	$0.56
Income from discontinued operations	$0.01	$—	$0.01	$0.03

Net income per share	$0.30	$0.16	$0.98	$0.59

Weighted average shares outstanding used in computing basic net income per share	58,240,478	46,375,914	54,050,461	44,233,461

Earnings per Share- Diluted:
Income from continuing operations	$0.25	$0.13	$0.80	$0.45
Income from discontinued operations	$—	$—	$0.01	$0.03

Net income per share	$0.25	$0.13	$0.81	$0.48

Weighted average shares outstanding used in computing diluted net income per share	69,186,012	58,496,224	65,811,066	54,773,229

Revenues from related parties	$—	$1,131	$2,740	$4,525

ASK JEEVES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,	December 31,
	2004	2003
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$80,452	$36,673
Marketable securities	29,250	143,975

Total cash, cash equivalents and marketable securities	109,702	180,648
Accounts receivable, net	44,911	12,062
Prepaid expenses and other current assets	5,827	3,299

Total current assets	160,440	196,009
Property and equipment, net	22,339	10,933
Goodwill	264,898	—
Intangible assets, net	87,887	831
Deferred tax asset, net	295	—
Other long-term assets, net	5,420	4,482

Total assets	$541,279	$212,255

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$35,436	$12,050
Accrued compensation and related expenses	8,245	5,137
Accrued restructuring costs	383	1,167
Deferred revenue	2,583	5,367
Current portion of capital lease obligation	710	—

Total current liabilities	47,357	23,721
Convertible subordinated notes	115,000	115,000
Capital lease obligations, less current portion	460	—
Other liabilities	326	326

Total liabilities	163,143	139,047

Commitments and contingencies

Stockholders’ equity	378,136	73,208

Total liabilities and stockholders’ equity	$541,279	$212,255